UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2024

Federal Home Loan Bank of New York
(Exact name of Registrant as Specified in Its Charter)

Federally Chartered Corporation	000-51397	13-6400946
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
101 Park Avenue, New York, New York	10178-0599
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 441-6616

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) In a letter dated March 21, 2024, Mr. Carlos Vázquez informed the Federal Home Loan Bank of New York (“FHLBNY”) that he would be leaving his position as Senior Executive Vice President of  FHLBNY member Banco Popular de Puerto Rico, San Juan, Puerto Rico, as of March 31, 2024.  Mr. Vázquez had been serving as a Member Director of the FHLBNY representing Puerto Rico and U.S. Virgin Islands members.  However, by statute, FHLBNY Member Director service requires, among other things,  that one be a director or officer of an FHLBNY member.  Therefore, Mr. Vázquez’s service as a FHLBNY Member Director representing Puerto Rico and U.S. Virgin Islands members will end on March 31, 2024.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Federal Home Loan Bank of New York

Date: March 25, 2024	By:	/s/ Kevin M. Neylan
Name: Kevin M. Neylan
Title: Senior Vice President and Chief Financial Officer

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